AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 28, 2001.
                                                    REGISTRATION NO. 333-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             PARKER DRILLING COMPANY
             (Exact name of registrant as specified in its charter)

           DELAWARE                                        73-0618660
           --------                               ------------------------------
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                               Number)

                         1401 ENCLAVE PARKWAY, SUITE 600
                              HOUSTON, TEXAS 77077
           (Address of principal executive offices including zip code)


                    PARKER DRILLING COMPANY STOCK BONUS PLAN
                    ----------------------------------------
                              (Full title of plan)

                                 JAMES J. DAVIS
             SENIOR VICE PRESIDENT-FINANCE & CHIEF FINANCIAL OFFICER
                         1401 ENCLAVE PARKWAY, SUITE 600
                              HOUSTON, TEXAS 77077
                                  281-406-2024
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                                   PROPOSED MAXIMUM     PROPOSED MAXIMUM       AMOUNT OF
 TITLE OF SECURITIES TO BE        AMOUNT TO BE      OFFERING PRICE     AGGREGATE OFFERING     REGISTRATION
      REGISTERED (1)              registered(2)       PER SHARE(3)          PRICE(3)              FEE
---------------------------- ----------------------------------------------------------------- -----------
Common Stock, $.16 2/3 par
value per share                 2,000,000 shares         $3.00            $6,000,000.00        $1,500.00
==========================================================================================================

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also includes an indeterminate amount of plan interests to be offered or sold pursuant to the Parker Drilling Company Stock Bonus Plan.

(2) Each share of Common Stock is accompanied by a Right to purchase Preferred Shares pursuant to the Rights Agreement dated July 14, 1998, as amended, with Well Fargo Bank, N.A. (formerly Norwest Bank Minnesota, N.A.), as Rights Agent. Includes an indeterminate number of shares of Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions.

(3) The amounts are based upon the average high and low sales prices per share of Common Stock as reported on the New York Stock Exchange on September 26, 2001 and are used solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.

                                EXPLANATORY NOTE

     This Registration Statement relates to the registration of additional shares of Common Stock of the Registrant to be acquired by the Trustee pursuant to the Parker Drilling Company Stock Bonus Plan (the "Plan") for the accounts of the Plan participants. The contents of the Registrant's Registration Statement on Form S-8, Registration No. 33-56698, filed with the Securities and Exchange Commission on December 31, 1992 (the "Prior Registration Statement"), including all amendments thereto, are hereby incorporated by reference. The Items below contain information required in this Registration Statement that were not included in the Prior Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents heretofore filed by the Registrant or the Plan with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

     (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

     (2) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001, respectively.

     (3) The Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 2000.

     (4) The description of the registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, dated June 16, 1969, including any amendment or report heretofore or hereafter filed for the purpose of updating such description.

     (5) The description of the Rights to purchase Preferred Shares contained in the Registrant's Registration Statement on Form 8-A, dated July 15, 1998, including any amendment or report heretofore or hereafter filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that de-registers all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the shares of common stock offered hereby have been passed upon by Conner & Winters, A Professional Corporation, Tulsa, Oklahoma. Mr. Potter, a shareholder, director and officer of Conner & Winters, A Professional Corporation, is Corporate Secretary of the Registrant. As of the date hereof, attorneys of Conner & Winters,


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
A Professional Corporation, owned, directly or indirectly, 9,000 shares of common stock of the Registrant and have the right to exercise options to receive an additional 132,750 shares.

ITEM 8.   EXHIBITS

     The following are included as exhibits to this Registration Statement:

Exhibit No.                           Document
-----------                           --------

     5*        Opinion of Conner & Winters, A Professional Corporation.

    15* Letter of PricewaterhouseCoopers LLP, regarding unaudited interim financial information of the Registrant.

    23.1*      Consent of PricewaterhouseCoopers LLP.

    23.2 Consent of Conner & Winters, A Professional Corporation (included in Exhibit 5).

    24         Power of Attorney (included in signature page hereof).

--------------------

    * Filed herewith.




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
                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 28, 2001.

                                       PARKER DRILLING COMPANY

                                       By: /s/ Robert L. Parker, Jr.
                                          --------------------------------------
                                           Robert L. Parker Jr.
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Parker Jr. and James J. Davis, and each of them his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any or all amendments and post-effective amendments to this Registration Statement on Form S-8, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 28, 2001.

Signature                     Title                                    Signature                       Title
---------                     -----                                    ---------                       -----
/s/ Robert L. Parker, Jr.     President, Chief Executive Officer       /s/ Robert L. Parker            Chairman of the
------------------------      (Principal Executive Officer)            --------------------------      Board and Director
Robert L. Parker Jr.                                                   Robert L. Parker

/s/ James J. Davis            Senior Vice President-Finance            /s/ James W. Linn               Director
---------------------------   (Principal Financial Officer)            --------------------------
James J. Davis                                                         James W. Linn


/s/ W. Kirk Brassfield        Corporate Controller                     /s/ R. Rudolph Reinfrank        Director
---------------------------   (Principal Accounting Officer)           -----------------------
W. Kirk Brassfield                                                     R. Rudolph Reinfrank


/s/ David L. Fist             Director                                 /s/ Bernard Duroc-Danner        Director
---------------------------                                            -----------------------
David L. Fist                                                          Bernard Duroc-Danner


/s/ James E. Barnes            Director                                /s/ Simon G. Kukes              Director
---------------------------                                            --------------------------
James E. Barnes                                                        Simon G. Kukes


/s/ Robert M. Gates            Director
---------------------------
Robert M. Gates






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
                                    THE PLAN

Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of September, 2001.

PARKER DRILLING COMPANY
STOCK BONUS PLAN COMMITTEE


/s/ David W. Tucker
--------------------------------------------
Name:  David W. Tucker
Title: Chairman






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


                                  EXHIBIT INDEX

   Exhibit
   Number                           Document
   ------                           --------
     5*        Opinion of Conner & Winters, A Professional Corporation.

    15* Letter of PricewaterhouseCoopers LLP, regarding unaudited interim financial information of the Registrant.

    23.1*      Consent of PricewaterhouseCoopers LLP.

    23.2 Consent of Conner & Winters, A Professional Corporation (included in Exhibit 5).

    24         Power of Attorney (included in signature page hereof).
------------------

* Filed herewith.


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